Exhibit 3.201

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “WMG TRADEMARK HOLDING COMPANY LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE NINTH DAY OF SEPTEMBER, A.D. 2003, AT 7:27 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY.

	[SEAL]	/s/ Harriet Smith Windsor
		Harriet Smith Windsor, Secretary of State

3701825 8100H		AUTHENTICATION:	2876859

040036403		DATE:	01-16-04

1

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:11 PM 09/09/2003
FILED 07:27 PM 09/09/2003
SRV 030581698 - 3701825 FILE

CERTIFICATE OF FORMATION

OF

WMG TRADEMARK HOLDING COMPANY LLC

1.                                       The name of the limited liability company is “WMG Trademark Holding Company LLC”.

2.                                       The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.   The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of WMG Trademark Holding Company LLC this 9th day of September, 2003.

/s/ Janice Cannon
Janice Cannon
Authorized Person

Please forward all service of process except garnishments to:

c/o Edward J. Weiss, Esq.
AOL Time Warner Inc.
75 Rockefeller Plaza, 26th Floor
New York, NY 10019
Phone:	(212) 484-8050
Fax:	(212) 586-9812
e-mail:	ed.weiss@aoltw.com

with a copy to:

Silda Palerm, Esq.
Warner Music Group Inc.
75 Rockefeller Plaza, 7th Floor
New York, NY 10019
Phone:	(212) 275-4798
Fax:	(212) 956-0529
e-mail:	silda.palerm@wmg.com

Cindy O’Hagan, Esq.
AOL Time Warner Inc.
75 Rockefeller Plaza, 26th Floor
New York, NY 10019
Phone:	(212) 484-7863
Fax:	(212) 258-3007
e-mail:	cindy.ohagan@aoltw.com

Service of process for garnishments:

Matt Dumin, Esq.
AOL Time Warner Inc.
75 Rockefeller Plaza
New York, NY 10019
Phone:	(212) 484-7655
Fax:	(212) 258-3009
E-mail:	matt.dumin@aoltw.com

With a copy to:

Cindy O’Hagan, Esq.
AOL Time Warner Inc.
75 Rockefeller Plaza, 26th Floor
New York, NY 10019
Phone:	(212) 484-7863
Fax:	(212) 258-3007
e-mail:	cindy.ohagan@aoltw.com

All other correspondence should be forwarded to:

Janice Cannon
AOL Time Warner Inc.
75 Rockefeller Plaza, 25th Floor
New York, NY 10019
Phone:	(212) 484-6503
Fax:	(212) 258-3157
e-mail:	janice.cannon@aoltw.com